Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Triangle Petroleum Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Calgary, Canada

August 10, 2010